Exhibit 5.1

[Morgan, Lewis & Bockius LLP Letterhead]

March 11, 2004

UGI Corporation

460 North Gulph Road

King of Prussia, Pennsylvania 19406

Re:    Public Offering of 8,625,000 Shares of Common Stock of UGI Corporation

Dear Sir or Madam:

We have acted as counsel to UGI Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation of the subject registration statement on Form S-3/A (as such may be amended or supplemented, the “Registration Statement,” File No. 333-112132), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), to register up to 8,625,000 shares (the “Shares”) of Common Stock, without par value (the “Common Stock”), to be sold in a public offering (the “Offering”), including 1,125,000 shares of Common Stock to be sold by the Company pursuant to an over-allotment option. All of the shares to be sold by the Company are authorized but heretofore unissued.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s (Second) Amended and Restated Articles of Incorporation, as amended to date; (c) the Company’s Bylaws, as amended to date; (d) certain records of the Company’s corporate proceedings as reflected in its minute and stock books; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company as described in the Registration Statement, when and to the extent purchased pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving such opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. This opinion supercedes in its entirety our opinion dated January 22, 2004, which was given in connection with the foregoing Registration Statement filed January 22, 2004.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP